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                                                                   Exhibit 4.2.2

                           SYNTA PHARMACEUTICALS CORP.

                                 FIRST AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This First Amendment (the "AMENDMENT") to the Amended and Restated Investor Rights Agreement, dated December 13, 2002, by and among Synta Pharmaceuticals Corp., a Delaware corporation (the "COMPANY"), and the Investors named therein (the "INVESTOR RIGHTS AGREEMENT"), is made as of January 11, 2005, by and among the Company and the Investors. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Investor Rights Agreement.

     WHEREAS, Section 2 of the Investor Rights Agreement sets forth certain rights granted to the Investors with respect to the registration of the Registrable Securities;

     WHEREAS, the Company and the Investors wish to alter the registration rights granted to the Investors as set forth in the Investor Rights Agreement;

     WHEREAS, the Company wishes to grant these registration rights to an additional Investor by adding an additional party to the Investor Rights Agreement, and the Company and the Investors wish to amend the Investor Rights Agreement to add such additional Investor;

     WHEREAS, Section 4 of the Investor Rights Agreement sets forth certain rights granted to the Investors with respect to the right of first refusal to purchase certain securities issued by the Company;

     WHEREAS, the Company and the Investors wish to amend the Investor Rights Agreement to provide that the rights set forth in Section 4 terminate upon the closing of an Initial Offering; and

     WHEREAS, in accordance with Section 5.7 of the Investor Rights Agreement, by executing and delivering this Amendment, the Company and each Investor has approved this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.    AMENDMENT OF INVESTOR RIGHTS AGREEMENT.

     (i) The Investor Rights Agreement is hereby amended by deleting the preamble in its entirety and by substituting in lieu thereof the following:

     "THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") dated as of December 13, 2002, is by and among Synta Pharmaceuticals Corp., a Delaware corporation (the "COMPANY"), Robert A. Day and Mountain Trail Investments, LLC,

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(singly, a "DAY INVESTOR", and collectively, the "DAY INVESTOR"), Keith R.
Gollust, Gollust Trust II, and Wyandanch Partners, L.P. (singly, a "GOLLUST INVESTOR", and collectively, the "GOLLUST INVESTOR") and Bruce Kovner and Cxsynta LLC, an affiliate of Caxton Corporation (singly, a "CAXTON INVESTOR", and collectively, the "CAXTON INVESTOR") (each an "INVESTOR" and, collectively, the "INVESTORS")."

     (ii) The Investor Rights Agreement is hereby amended by deleting Sections 1(d), (e), (h), (q), (r), (t), (u) and (v) in their entirety and by substituting in lieu thereof the following:

           "(d)    The term "COMPANY INDEMNIFIED PARTIES" has the meaning set forth in SECTION 2.7(a) hereof."

           "(e)    [Intentionally omitted.]"

           "(h)    The term "HOLDER" means any person owning or having the right to acquire Registrable Securities, or any assignee thereof, in accordance with SECTION 2.9 hereof."

           "(q)    The term "REGISTRABLE SECURITIES" means (i) any shares of
     Common Stock held by an Investor (ii) any shares of capital stock of the Company acquired by an Investor (or any transferee of an Investor) after the date hereof pursuant to the Stockholders' Agreement and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security) a dividend or other distribution with respect to or because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events, or in exchange for, or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his, her or its rights under SECTION 2 hereof are not assigned. Registrable Securities shall exclude any shares which (A) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, or (B) may be publicly sold pursuant to and in compliance with SEC Rule 144 in any ninety (90) day period, provided that such shares shall not be excluded if (x) the number of shares proposed to be sold by such Investor is larger than the number of shares that may be sold in any single 90-day period pursuant to Rule 144 or (y) such Investor believes in good faith that a sale pursuant to Rule 144 will be less advantageous to it than a sale pursuant to SECTIONS 2.1, 2.2 or 2.3."

           "(r)    The term "REQUESTING HOLDERS" has the meaning set forth in
     SECTION 2.1(a) hereof."

           "(t)    The term "SELLING HOLDER" has the meaning set forth in
     SECTION 2.2(a) hereof."

           "(u)    The term "SELLING HOLDER INDEMNIFIED PARTIES" has the meaning set forth in SECTION 2.7(b) hereof."

           "(v)    The term "VIOLATION" has the meaning set forth in
     SECTION 2.7(a) hereof."

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     (iii) The Investor Rights Agreement is hereby amended by deleting Section 2 in its entirety and by substituting in lieu thereof the following:

"2.  Registration Rights. The Company covenants and agrees as follows:

     2.1   DEMAND REGISTRATION.

           (a) Commencing upon the expiration of any lock-up agreement that the Holders have entered into with the underwriters in connection with an Initial Offering pursuant to SECTION 2.10, subject to the limitations set forth in this SECTION 2, the Holders of not less than 60% of the then outstanding Registrable Securities (the "REQUESTING HOLDERS") may at any time give to the Company a written request for the registration (a "DEMAND REGISTRATION") by the Company under the Act of all or any part of the Registrable Securities held by such Requesting Holders. Within 15 business days after the receipt by the Company of any such written request, the Company will give written notice of such request to all Holders of Registrable Securities.

           (b) Subject to the limitations set forth in this SECTION 2, after the receipt of a written request for a Demand Registration, (i) the Company will be obligated to include in such Demand Registration all Registrable Securities with respect to which the Company receives from Holders of Registrable Securities the written requests of such Holders for inclusion in such Demand Registration, within 30 days after the date on which the Company gives to all Holders a written notice of registration request pursuant to SECTION 2.1(a), and
(ii) the Company shall file a registration statement covering all such Registrable Securities as soon as practicable after receipt of the written requests of such Holders for inclusion in such Demand Registration, and shall use its commercially reasonable efforts to effect the registration of all such Registrable Securities. All written requests made by Holders of Registrable Securities pursuant to this SECTION 2.1(b) will specify the number of Registrable Securities to be registered and will also specify the intended method of disposition thereof. If the Requesting Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in their request. The underwriter shall be reasonably acceptable to the Company.

           (c) The registration statement filed pursuant to any Demand Registration pursuant to this SECTION 2.1 may, subject to the limitations set forth in this SECTION 2, include other securities of the Company which are held by persons other than the Holders who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

           (d) The Company shall not be required to effect any Demand Registration of any Registrable Securities pursuant to this SECTION 2.1 if the anticipated aggregate offering price, net of underwriting discounts and commissions, of the Registrable Securities will not equal or exceed fifteen million dollars ($15,000,000).

           (e) The Company shall not be required to effect more than two (2) Demand Registrations pursuant to this SECTION 2.1.

           (f) The Company will not be obligated to effect any Demand Registration of any Registrable Securities pursuant to this SECTION 2.1 during the period commencing on the date falling 90 days prior to the Company's estimated date of filing of, and ending on the date 180

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days following the effective date of, any registration statement pertaining to any registration initiated by the Company, for the account of the Company (other than with respect to securities registered solely in connection with acquisitions, employee benefit plans, and the like), if the written request of the Requesting Holders for such Demand Registration pursuant to SECTION 2.1(a) hereof is received by the Company after the Company has commenced an underwritten registration initiated by the Company and provides reasonable evidence that it commenced activities directly related to such filing before receiving the written request of the Holders; PROVIDED, HOWEVER, that the Company will use its commercially reasonable efforts in good faith to cause any such registration statement to be filed and to become effective as expeditiously as is reasonably possible.

           (g) The Company will not be obligated to effect any Demand Registration of any Registrable Securities pursuant to this SECTION 2.1 for not more than a 120-day period, if: (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing for a period of not more than 120 days after receipt of the request of the Requesting Holders; and FURTHER PROVIDED, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

           (h) If the managing underwriters in any Demand Registration advise the Company that the number of securities proposed to be included in such registration exceeds, in the opinion of the managing underwriters of such registration in light of marketing factors, the number of securities to which such registration should be limited (the "UNDERWRITERS' MAXIMUM NUMBER"), then:
(i) the Company will be obligated to include in such registration that number of Registrable Securities requested by Holders to be included in such registration as does not exceed the Underwriters' Maximum Number, and such number of Registrable Securities will be allocated PRO RATA among such Holders on the basis of the number of Registrable Securities held by each such Holder; (ii) if the Underwriters' Maximum Number exceeds the number of Registrable Securities requested by Holders to be included in such registration, then the Company will be entitled to include in such registration that number of securities as has been requested by the Company to be included in such registration for the account of the Company and that is not greater than such excess; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities that the Company is obligated under clause (i) above to include in such Demand Registration plus the number of securities that the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities as security holders other than Holders may have requested be included in such registration and that is not greater than such excess, and such number of excess securities will be allocated PRO RATA among such security holders other than the Holders on the basis of the number of such securities requested to be included in such registration by each such security holder. Neither the Company nor any of its other security holders will be entitled to include any securities in any underwritten Demand Registration unless the Company or such security holders
(as the case may be) agree in writing to sell such securities

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on the same terms and conditions as apply to the Registrable Securities held by
Holders to be included in such Demand Registration.

     2.2   PIGGYBACK REGISTRATION.

           (a) At any time subsequent to the expiration of any lock-up agreement that the Holders have entered into with the underwriters in connection with an Initial Offering pursuant to SECTION 2.10, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act (other than a registration statement on Form S-8 or Form S-4, or their successors, or any registration statement effected solely to implement an employee benefit plan or covering only securities proposed to be issued in exchange for securities or assets of another corporation), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder (a "SELLING HOLDER") received within 30 days after the date on which the Company gives such notice in accordance with the provisions hereof, the Company shall, subject to the provisions of this SECTION 2, use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

           (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this SECTION 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with SECTION 2.6 hereof.

           (c) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this SECTION 2.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, which terms shall not contravene any of the terms hereof without the consent of the Selling Holders holding at least 50% of the Registrable Securities requested to be included in such registration statement, and enter into such an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. In connection with any such underwriting agreement, no Selling Holder shall be required to make representations and warranties other than representations and warranties regarding such Selling Holder's ownership and title to the Registrable Securities being sold by it and its plan of distribution with respect to its Registrable Securities. The number of securities which shall be included in such registration shall be in such quantity as the managing underwriter determines in its sole discretion will not materially and adversely affect the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities that the managing underwriter determines in its sole discretion will not materially and adversely affect the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the managing underwriter determines in writing in its sole discretion will not materially and adversely affect the offering (the securities so included to be apportioned pro rata among the Selling Holders according to the total amount of securities entitled to be included therein owned by each Selling Holder or in such other proportions as shall mutually be agreed to by such Selling Holders).

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Notwithstanding anything to the contrary contained in this Agreement, to the extent the stockholders of the Company that have requested to have securities included in such registration include stockholders other than Holders exercising contractual demand registration rights, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in such offering, (i) FIRST all Registrable Securities requested for inclusion held by the stockholders exercising contractual demand registration rights, and (ii) SECOND such securities requested to be included in such registration statement by all other stockholders. For purposes of the foregoing parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members and stockholders of such Holder, or the estates and family members of any such partners, members, retired partners and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Selling Holder, and any pro rata reduction with respect to such Selling Holder shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

     2.3 FORM S-3 REGISTRATION. At any time after the Company becomes eligible to file a registration statement on Form S-3, a Holder or Holders of Registrable Securities may request the Company, in writing, to effect the registration of such Registrable Securities on Form S-3; PROVIDED, HOWEVER, that such Registrable Securities are sufficient to result in an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least ten million dollars ($10,000,000). Upon receipt of any such request, the Company shall:

           (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

           (b) use its commercially reasonable efforts to effect such registration to permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration pursuant to this SECTION 2.3: (i) if Form S-3 is not available for such offering by the Holders; or (ii) for not more than a 120-day period, if: (A) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and
(B) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing for a period of not more than 120 days after receipt of the request of the Holders; PROVIDED, HOWEVER, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

           (c) The Company shall not be required to effect more than two (2) registrations pursuant to this SECTION 2.3 in any rolling 12-month period.

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           (d)     Subject to the foregoing, the Company shall file a
registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders, and, in any event, shall use its commercially reasonable efforts to effect the registration of all such Registrable Securities and other securities.

     2.4 OBLIGATIONS OF THE COMPANY. Whenever required under this SECTION 2 to effect the registration of any Registrable Securities, the Company shall, at the earliest possible date:

           (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for 120 days from the effective date or until the distribution contemplated in the Registration Statement has been completed;

           (b) as promptly as possible prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

           (c) as promptly as possible furnish to the Holders such numbers of copies of the registration statement and amendments thereto, a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

           (d) as promptly as possible use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky or other state securities laws of such jurisdictions as shall be reasonably requested by the Holders, PROVIDED, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

           (e) as promptly as possible in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

           (f) as promptly as possible notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

           (g) as promptly as possible cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

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           (h)     if such securities are being sold in an underwritten
offering, as promptly as possible furnish at the request of any Holder requesting registration of Registrable Securities pursuant hereto, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant hereto, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and to the Holders requesting registration of Registrable Securities, and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and to the Holders requesting registration of Registrable Securities.

     2.5 INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this SECTION 2 with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     2.6 EXPENSES OF REGISTRATION. All expenses (other than underwriting discounts and commissions and the fees and expenses of counsel to the Holders) incurred in connection with registrations, filings or qualifications pursuant to this SECTION 2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

     2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this SECTION 2:

           (a) The Company will indemnify and hold harmless each Holder, the partners, members, managers, officers, directors and stockholders of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (collectively, the "COMPANY INDEMNIFIED PARTIES"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained, therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any blue sky or other state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any blue sky or other state securities laws; and the Company will pay to each such Company Indemnified Party any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof); PROVIDED, HOWEVER, that the indemnity agreement contained in this

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SECTION 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Company Indemnified Party, and FURTHER PROVIDED, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Party, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Company Indemnified Party to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

           (b) Each Holder selling securities in such registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder (collectively, the "SELLING HOLDER INDEMNIFIED PARTIES"), against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Selling Holder Indemnified Parties may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse a Selling Holder Indemnified Party for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof); PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Holder (which consent shall not be unreasonably withheld); and FURTHER PROVIDED, that in no event shall any indemnity under this SECTION 2.7(b) exceed the net proceeds (after underwriting discounts and commissions) from the offering received by such indemnifying Holder; and FURTHER PROVIDED, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of a Selling Holder Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Selling Holder Indemnified Party to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

           (c)     Promptly after receipt by an indemnified party under this
SECTION 2.7 of notice of the commencement of any action (including any governmental action), such

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indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION
2.7 but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 2.7.

           (d) If the indemnification provided for in this SECTION 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that, in any such case (A) no such Holder will be required to contribute any amount in excess of the net proceeds (after underwriting discounts and commissions) from the offering received by such Holder, and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

           (e) Notwithstanding anything to the contrary in the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f)     The obligations of the Company and Holders under this
SECTION 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this SECTION 2, and otherwise.

     2.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

           (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the Initial Offering;

           (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

           (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the Initial Offering), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     2.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this SECTION 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate of the Holder or (ii) after such assignment or transfer, holds at least one percent (1%) of the issued and outstanding shares of the Company's Common Stock, PROVIDED, that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
SECTION 2.10 below.

     2.10 "MARKET STAND-OFF' AGREEMENT. Each Holder hereby agrees that, if requested by the managing underwriter, it will not, without the prior written consent of the managing underwriter, sell or otherwise transfer or dispose of (subject to customary exceptions) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days); PROVIDED, HOWEVER, that all executive officers and directors of the Company and all other holders of at least one percent (1%) of Common Stock enter into similar agreements. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this SECTION 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     2.11 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this SECTION 2 after the later to occur of
(a) the date that is five (5) years following the consummation of the Initial Offering, and (b) the date on which all of such Holder's Registrable Securities may be sold within a 90-day period pursuant to SEC Rule 144."

     (iv) The Investor Rights Agreement is hereby amended by adding the following Section 4.7:

     "4.7 The obligations and covenants set forth in this SECTION 4 shall terminate and be of no further force and effect upon the closing of an Initial Offering."

     (v) The Investor Rights Agreement is hereby amended by adding the following address to Section 5.5:

     "If to Bruce Kovner, at Bruce Kovner, c/o Caxton Corporation, Princeton Plaza, Building 2, 731 Alexander Road, Princeton, New Jersey 08540, facsimile number 609-419-0470, or at such other address as may be furnished in writing by the Investor to the Company."

     (vi) Except as amended hereby, all of the terms and conditions of the Investor Rights Agreement shall remain in full force and effect.

     2. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                    COMPANY:

                                    SYNTA PHARMACEUTICALS CORP.

                                    By: /s/ Safi R. Bahcall
                                       ----------------------------
                                    Name:  Safi R. Bahcall
                                    Title: Chief Executive Officer

     [First Amendment to the Amended and Restated Investor Rights Agreement,
                           Signature Page, CONTINUED]

                                    INVESTORS:

                                    CxSYNTA LLC

                                    By: /s/ Bruce Kovner
                                       ---------------------------
                                    Name:  Bruce Kovner
                                    Title:

                                    /s/ Bruce Kovner
                                    ------------------------------
                                    Bruce Kovner

                                    MOUNTAIN TRAIL INVESTMENTS, LLC

                                    By: /s/ Richard N. Foster
                                       ---------------------------
                                    Name:  Richard N. Foster
                                    Title: Partner

                                    GOLLUST TRUST II

                                    By: /s/ Kenneth S. Davidson
                                       ---------------------------
                                    Name:  Kenneth S. Davidson
                                    Title: Trustee

                                    WYANDANCH PARTNERS, L.P.

                                    By: /s/ Keith R. Gollust
                                       ---------------------------
                                    Name:  Keith R. Gollust
                                    Title:

                                    /s/ Keith R. Gollust
                                    ------------------------------
                                    Keith R. Gollust